Exhibit 23.6

Cawley, Gillespie & Associates, Inc.

 PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, BLDG 3,	306 WEST SEVENTH STREET,	1000 LOUISIANA STREET, SUITE 1900
SUITE 200	SUITE 302 FORT WORTH, TEXAS 76102	HOUSTON, TEXAS 77002
AUSTIN, TEXAS 78730	817-336-2461	713-651-9944
512-249-7000	www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion in the registration statement on Form S-4, as amended (the “Registration Statement”) of Presidio PubCo Inc. (f/k/a Prometheus PubCo Inc.), Presidio Investment Holdings, LLC and EQV Resources LLC, originally filed on September 5, 2025, and in the proxy statement/prospectus forming a part of such Registration Statement of information from our report dated April 1, 2025, with respect to our estimates of total proved reserves and forecasts of economics attributable to the Presidio Investment Holdings, LLC ownership interests, and the filing of such report as an exhibit to such Registration Statement. We hereby further consent to the reference to this firm in the Registration Statement, including in the proxy statement/prospectus under the heading “Experts.”

/s/ W. Todd Brooker, P.E. President
W. Todd Brooker, P.E. President
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Austin, Texas
December 18, 2025